UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 12, 2013

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 12, 2013, Marsh & McLennan Companies, Inc. filed a Current Report on Form 8-K in order to furnish a press release reporting financial results for the fourth quarter and full year ended December 31, 2012 (the "Q4 2012 Press Release"). As the result of an error in the filing process, the Form 8-K pages were omitted from the February 12 filing, and the Q4 2012 Press Release was furnished as a standalone document. This Form 8-K/A amends the February 12, 2013 filing to supply the pages that were inadvertently omitted and does not otherwise differ from the February 12 filing.

Item 2.02        Results of Operations and Financial Condition

On February 12, 2013, Marsh & McLennan Companies, Inc. issued a press release reporting financial results for the fourth quarter and full year ended December 31, 2012, and announcing that a conference call to discuss such results will be held at 8:30 a.m. EST on February 12, 2013.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  For purposes of Section 18 of the Securities Exchange Act of 1934, the press release is deemed furnished not filed.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits

99.1      Press release issued by Marsh & McLennan Companies, Inc. on February 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &
Corporate Secretary

Date:     May 29, 2013

EXHIBIT INDEX

Exhibit No.     Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on February 12, 2013.